ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Newport Management Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission, in regards to the loans selected in the Platform for the following Period:

Platform: Pools of loans, underlying publicly-issued residential mortgage-backed securities that were issued on or after January 1, 2006 by Indymac Bank, FSB ("Indymac") (collectively, "Eligible Securitization Transactions", as identified in Schedule A attached hereto), on which escrow payments were disbursed in 2007, specifically Item 1122(d)(4)(xi), only as it relates to the "Applicable Servicing Criteria" described below, and as disclosed by Indymac to the Asserting Party.

Period: As of and for the year ended December 31, 2007, except as provided below.

Applicable Servicing Criteria: the servicing criterion which applies to the functions performed by the Asserting Party is set forth in Section 229.1122(d)(4)(xi) ("Applicable Servicing Criteria"). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited functions:
1.  Processes the obligor's hazard insurance information it receives and provides Indymac with the applicable hazard insurance effective date, payment amount, and payee (collectively, "Insurance Information");
2.  Provides the Insurance Information to Indymac no later than 5 days prior to the applicable expiration date as indicated in the Insurance Information; and
3.  From October 1, 2007 through and including December 31, 2007, disburses escrowed insurance payments to insurance carriers on or before the applicable expiration date.

With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

1. The Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

2. The Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

3. Other than as identified on Schedule B attached hereto, as of and for the Period, the Asserting Party was in material compliance with respect to the functions it performs for the Applicable Servicing Criteria.

KPMG, LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party's foregoing assessment of compliance as of and for the year ended December 31, 2007.

NEWPORT MANAGEMENT CORPORATION
By: /s/ Mark Ulmer
Mark Ulmer

Its: Executive Vice President
Dated: February 28, 2008

SCHEDULE A
ELIGIBLE SECURITIZATION TRANSACTIONS

Schedule A - Eligible Securities
Sale	Sale Name
137	LXS 2006-12N LB 7/27/06
139	LXS 2006-11 7/27/06
140	LMT 2006-4 7/28/06
159	GSR 2006-OA1 8/24/06
178	MARM 2006-OA2 11/15/06
187	ITF SARM 2006-8 (LB) 8/31/06
188	LXS 2006-14N (LB) 8/31/06
193	ITF LXS 2006-13 8/31/06
199	HARBORVIEW 2006-8 (GW) 8/30/06
212	Countrywide Hybrid
213	GSR 2006-2F
214	GSR 2006-3F 03-30-06
219	GSR 2006-5F 5/26/06
223	DBALT2006-AF1 03-31-06
231	HARBORVIEW 2006-2
233	LUMINENT 2006-3 (4-28-06)
234	ITF SARM 2006-4 04/28/06
235	BAFC 2006-D 04/28/06
237	BANA E*TRADE 04/28/06
238	LXS 2006-7 04/28/06
239	GSR 2006-4F 4-28-06
239	GSR 2006-5F 5/26/06
276	ITF US 2006-8 05/31/06
278	GSAMP 2006-S4 (6-9-06)
285	MALT 2006-3 (6-30-06)
286	ITF LXS 2006-10N (6-30-06)
287	LUMINENT 2006-5 (6-29-06)
294	LMT 2006-5 8-31-06
296	GSAA 2006-17 10/30/06
297	DBALT 2006-AR5 10/30/06
374	ITF LXS 2006-16N 092906
377	ITF LXS 2006-15 092S06
378	BAFC 2006-H 9/29/06
379	CSMC 2006-8 09/29/06
431	MLMI 2006-HE5 092906
432	MLMI 2006-F1 (ML) 09/29/06
433	LMT 2006-6 09/29/06
440	ITF CSAB 2006-3 10/31/2006
441	ITF LXS 2006-17 10/30/06
442	CSMC 2006-9 10/30/2006
443	LMT 2006-7 10/30/06
446	GSAA 2007-3
447	LXS 2006-18N 11/29/2006
448	LXS 2006-19 11/29/2006
449	LMT 2006-8 11/29/2006
456	JPALT 2006-S4 11/29/06
457	BCAP 2006-AA2 11/30/2006
458	ACE 2006-SD3 11/30/06
647	INDX 2006- R-1: INDX 2005-AR25 Credit Suisse 7/28/05
651	ITF INABS 2D06-A 02-09-O6
652	RAST 2006-A1 02/27/2006
659	INDX 2006-AR2 02/28/2006
660	INDX 2006-AR3 02/28/2006
661	INABS 2006-B 03/14/06
662	ITF LOT LOAN 20O6-L1 03-24-06
663	ITF RAST 2006-A2 03/30/06
664	ITF RAST 2006-A4 03/30/06
665	ITF INDX 2006-AR4 03/31/06
666	ITF INDX 2005-AR5 03/30/06
667	ITF INDX 2006-AR7 03/30/06
668	ITF RAST 2006-A3 03/30/06
669	INDX 2006-AR9 SETTLED 04/27/06
670	RAST 2006 A5CB (LB)
671	INDS 2008-1 SETTLED 04/27/06
672	INDX 2008-AR6 04/28/06
673	INDX 2006 AR11 (BS) 4-27-06
674	INDX 2006-AR13 (5-30-06)

Schedule A - Eligible Securities
Sale	Sale Name
675	RAST 2006-A6 (5-30-2006)
676	INDX 2006-AR8 (5-3I-2008)
676	ITF INDX 2006-AR4 03/31/06
677	ITF INABS 2006-C REMIC 6/15/06
678	LOT LOAN 2006-L2 (BS) 06/15/06
679	INDS 2006-A CES (UBS) 5/22/06
680	INDX 2006-AR15 SETTLED 5/30/06
681	RAST 2006-A7 CB SETTLED 5/30/06
683	INABS 2006-D (UBS) 09/13/06
683	RAST 2006 A5CB (LB)
684	RAST 2006-A8 (CSFB) 6/28/06
685	INDX 2006-AR21 (DBSI) 6/28/06
686	INDA 2000-1 (DBSI) 6/29/06
687	INDS 2006-2B UBS/BS 9/18/06
688	ITF INDX 2006-AR-19 (6-29-08)
690	INDB 2006-1 (6-29-06)
693	RAST 2006-A9CB ML 7/27/03
694	RAST 2006-A10 GS 7/27/06
695	INDX 2000-AR23 DB 7/28/06
696	INDX 2006-AR12 (ML) 7/17/06
697	INDX 2006-AR25 (MS) 7/28/06
698	RAST 2006-A118/29/06
699	INDA 2006-AR2 8/30/06
807	DBALTA 2006-AR 2 6/30/06
808	HARBORVIEW 2006-6 6/30/06
809	GSR 200B-6F (GS) 6/30/03
840	DBALT 2006-AR1 1/31/06
849	GSR 2006-1F 1/30/06
902	BSALTA 2006-5 7/28/06
903	ITF LXS 2006-2N 1/31/06
918	BAYVEW 2006-A 02/08/06
921	BSALTA 2006-4 6/30/06
4101	DBALT 2006-AR6 12/15/06
4102	HARBORVIEW 2006-14 12/22/06
4103	MSM 2006-17XS 12/28/06
4104	GSR 2006-10F 12/29/06
4105	JPMMT 2006-S4 12/21/06
4106	GSAA 2006-20 12/29/06
4108	LMT 2006-9 12/29/06
4109	LXS 2006-20 12/29/06
4110	LUMINENT 2000-7 12/14/2006
4111	BSALTA 2006-8 12/28/06
4113	MARM 2007-1
4114	DBALT 2007-AR1
4115	Luminent 2007-1
4116	MSM 2007-2AX
4117	CSMC 2007-1
4118	MSM 2007-1XS
4119	LXS 2007-1
4120	LXS 2007-2N
4121	MSM 2007-5AX
4122	DBALT 2007-BAR1
4123	LMT 2007-1
4125	Credit Suisse to Hudson City
4126	MSM 2007-3XS
4127	BCAP 2007-AA1
4129	LMT 2007-2
4130	CS ARMT 2007-1
4131	DBALT 2007-AR2
4132	MANA2007-F1
4133	LXS 2007-3
4134	MARM 2007-2
4135	CSFB to HUDSON CITY
4136	CSMC 2007-2
4138	LXS 2O07-4N
4139	LMT 2007-3
4140	MANA 2007-OAR2
4141	DBALT 2007-OA2
4142	LMT 2007-3 Lehman Reconstitution
4143	CSMC 2007-3
4144	GSAA 2007-4
4145	BAYVIEW 2007-2
4147	MLMBS 2007-1
4148	WACHOVIA TO DLJMC
4149	DBALT 2OO7-AR3 Deutsche Bank Reconstitution
4151	DBALT 2007-AB1 Deutsche Bank Reconstitution

Schedule A - Eligible Securities
Sale	Sale Name
4152	LXS 2007-6 (Lehman) Reconstitution
4153	JPMMT 2007-2 JPMorgan Reconstitution
4154	GSR 2007-AR2 Goldman Sachs Reconstitution
4155	MARM 2007-3 (UBS) Reconstitution
4157	LMT 2007-4 (Lehman)
4158	ARMT 2007-2 (CSFB) Reconstitution
4159	Luminent 2007-2
4160	CSFB TO HCSB (CSFB RECON)
4161	CSAB 2007-1 (CSFB) Reconstitution
4166	LMT 2007-5 Lehman Reconstitution
4167	CSMC 2007-4 Credit Suisse Reconstitution
4169	Goldman Sachs / E*Trade Reconstitution
4171	LXS 2007-9 Reconstitution
4172	CSFB TO E*TRADE
4173	Bayview 2007-B Bayview Reconstitution
4174	BAYVIEW 2007-3 Reconstitution
4175	MSM 2007-12 Morgan Stanley Reconstitution
4177	LXS 2007-12N Lehman Reconstitution
4178	LMT 2007-07 Lehman Reconstitution
4179	HCSB 2007-7
4180	ALLIANCE 2007-OA1
4184	MLMBS 2007-3 Merrill Lynch Reconstitution
4185	MANA 2007-OAR4 (MERRILL LYNCH)
4186	LXS 2007-15N Lehman Reconstitution
4187	CWALT 2007-OA9 (Countrywide Reconstitution)
4189	DBALT 2007-2 (Deutsche Bank)
4194	WELLS FARGO BANK, N.A.
4195	CSMC 2007-6 Credit Suisse
4198	WELLS FARGO BANK, N.A.
4199	WELLS FARGO BANK, N.A.
4201	WELLS FARGO BANK, N.A.
4202	AURORA LOAN SERVICES, LLC
4205	UNIVERSAL MASTER SERVICING, LLC
4206	WELLS FARGO BANK, N.A.
5023	COUNTRYWIDE 12MAT CMT 13167 3/30/07
5023	CWALT 2007-OA9 (Countrywide Reconstitution)
6001	INDX 2006-AR27 DB 8/30/06
6001	MLMBS 2007-3 Merrill Lynch Reconstitution
6002	LOT LOAN 2006-L3 (LB) 09/22/06
6003	RAST 2006-A12(BS) 09/27/06
6004	INDX 2006-AR31(ML) 09/27/06
6006	RAST 2006-A13(CITI) 10/27/06
6007	INDA 2006-AR3 (GS) 10/30/06
6008	RAST 2006-A14 CB (GREENWICH) 11/3/06
6009	INDX 2006-AR14 (LEHMAN) 10/31/06
6009	ITF LXS 2006-2N 1/31/06
6009	MANA 2007-OAR4 (MERRILL LYNCH)
6011	INDX 2006-AR29(JP MORGAN) 09/28/06
6011	MLMBS 2007-3 Merrill Lynch Reconstitution
6012	INDX 2006-FLX1 (DB) 09/28/06
6013	RAST 2006-A15 COUNTRYWIDE 11/28/06
6014	INDX 2006-AR35 RBS GREENWICH 11/29/06
6014	MLMBS 2007-3 Merrill Lynch Reconstitution
6015	INDX 2006-AR33 CREDIT SUISSE 11/29/06
6017	INDS 2006-3C (UBS) SECONDS 12/7/06
6018	INABS 2006-E LEHMAN 12/8/06
6019	LOT LOANS 2006-L4 12/21/06
6020	INDX 2006-AR39 (BOA) 12/28/06
6021	INDX 2006-AR37(CREDIT SUISSE) 12/28/06
6022	RAST 2006-A16(LB) 12/28/06
6023	INDX 2006-AR41 (CREDIT SUISSE) 12/27/06
6023	MLMBS 2007-3 Merrill Lynch Reconstitution
6024	INDS 2007-2
6027	INDA 2004-AR1
6028	RAST 2007-A1
6029	INDX 2007-FLX1
6030	INDS 2007-1
6031	INABS 2007-A
6032	INDX 2007-AR1
6033	INDX 2007-FLX2
6034	RAST 2007-A2
6035	RAST 2007-A3
6037	Lot Loan 2007-L1
6038	INDX 2007-AR5
6040	RAST 2007-A5
6042	IndyMac INDA Mortgage Loan Trust 2007-AR2

Schedule A - Eligible Securities
Sale	Sale Name
6043	IndyMac INDX Mortgage Loan Trust 2007-FLX3
6044	IndyMac INDX Mortgage Loan Trust 2007-AR7
6045	IndyMac INDX Mortgage Loan Trust 2007-AR9
6046	IndyMac INDX Mortgage Loan Trust 2007-AR11
6047	Residential Asset Securitization Trust 2007-A6
6048	IndyMac IMSC Mortgage Loan Trust 2007-F1
6049	IndyMac INDX Mortgage Loan Trust 2007-FLX4
6049	ITF INDX 2006-AR4 03/31/06
6050	IndyMac INDA Mortgage Loan Trust 2007-AR3
6051	IndyMac INDX Mortgage Loan Trust 2007-AR13
6052	Residential Asset Securitization Trust 2007-A7
6053	INABS 2007-B (Lehman)
6053	ITF INABS 2006-A 02-09-06
6053	ITF INABS 2006-C REMIC 6/15/06
6054	INDX 2007-AR21
6054	ITF INABS 2006-A 02-09-06
6054	ITF INABS 2006-C REMIC 6/15/06
6054	ITF INDX 2006-AR4 03/31/06
6054	ITF INDX 2006-AR5 03/30/06
6054	ITF INDX 2006-AR7 03/30/06
6056	INDA 2007-AR4 (Merrill Lynch)
6057	INDX 2007-FLX5 (Merrill)
6058	RAST 2007-A8 (Bear Stearns)
6059	IMSC 2007-HOA-1(UBS)
6060	INDX 2007-AR15 (Credit Suisse)
6061	IMSC 2007-AR1 (Credit Suisse & ISC)
6062	IMSC 2007-F2 (Credit Suisse)
6063	IMJA 2007-A1 (UBS)
6064	INDX 2007-AR17 (Bear Stearns)
6065	RAST 2007-A9 (Merrill Lynch)
6066	IMSC 2007-AR2 Conduit (Goldman Sachs)
6067	INDA 2007-AR5 (Merrill Lynch)
6068	INDX 2007-FLX6 (Merrill Lynch)
6069	INDX 2007-AR19 (Credit Suisse)
6070	INDA 2007-AR6 (Merrill Lynch)
6071	IMSC 2007-F3 (Credit Suisse)
6072	IMJA 2007-A2 (Credit Suisse)
6073	IMJA 2007-A3 (Credit Suisse)
6074	DEUTSCHE BANK NATIONAL TRUST COMPANY
6075	INDA 2007-AR7 (Credit Suisse)
6076	DEUTSCHE BANK NATIONAL TRUST COMPANY
6077	IMJA 2007-A4 (CREDIT SUISSE)

SCHEDULE B

MATERIAL INSTANCES OF NONCOMPLIANCE

No material instances of noncompliance: Newport Management Corporation has complied, in all material respects, with the aforementioned applicable servicing criterion as of and for the year ended December 31, 2007.